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                                                                    EXHIBIT 10.7


                                LEASE AGREEMENT

STATE OF TEXAS

COUNTY OF BEXAR

                 THIS LEASE AGREEMENT made and entered into on this day, the 10th day of June, 1996 between SPECTRUM BUILDING of TEXAS, L.L.P. (hereinafter called "Lessor") whose address for purposes hereof is 613 N. W. Loop 410, Suite 660, San Antonio, Texas 78216 and National Bancshares Corporation (hereinafter called "Lessee"). Lessee's address for purposes hereof until commencement of the term of this Lease being 613 N. W. Loop 410, San Antonio, Texas 78216 and that thereafter being that of the "Building" (hereinafter defined).

                                   WITNESSETH

                                   ARTICLE I.

LEASED
PREMISES

                 1. Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Lessor does hereby lease, demise and let to Lessee and Lessee does hereby lease from Lessor those certain premises (hereinafter sometimes called the "Leased Premises") in the building known as the SPECTRUM (herein called the "Building" and its legal description is attached hereto and marked as Exhibit "A") located in San Antonio, Texas, such premises being more particularly described as follows:

                 Approximately One Thousand Eighty Six Feet of Net Rentable Area (1,086 NRA) located on the sixth (6th) floor of the Spectrum Building as reflected on the floor plan of such premises attached hereto and made a part hereof as Exhibit B.

                 2. The term "Net Rentable Area" (NRA) as used herein, shall refer to (i) in the case of a single tenancy floor, all floor area measured from the inside surface of the outer glass or exterior wall of the Building to the inside surface of the opposite exterior wall, excluding only the areas within the outside walls used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, vertical pipe shafts and vertical
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                 ducts, but including such areas which are for the specific use of the particular tenant such as special stairs or elevators, plus an allocation of the square footage of the Building's elevator and main mechanical rooms, ground level lobbies and basement service area, and (ii) in the case of a partial floor, all floor within the inside surface of the outer glass or exterior wall enclosing the portion of the Leased Premises on such floor and measured to the mid-point of the walls separating areas leased by or held for lease to other tenants or from areas devoted to corridors, elevator foyers, rest rooms, mechanical rooms, janitor closets, vending areas and other similar facilities for the use of all Tenants on the particular floor (hereinafter sometimes called "Common
                 Areas"), but including a proportionate part of the Common
                 Areas located on such floor based upon the ratio which the tenant's NRA on such floor bears to the aggregate NRA on such floor plus an allocation of the square footage of the Building's elevator and main mechanical rooms, columns or projections necessary to the Building. All parking facilities located within the Building are excluded from NRA. The NRA in the Leased Premises has been calculated on the basis of the foregoing definition and is hereby stipulated for all purposes hereto to be approximately 1,086 square feet, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Leased Premises for occupancy so long as such work is in accordance with the terms and provisions hereof.

                                  ARTICLE II.

TERM             1.       (a)     Subject to and upon the terms and conditions
                 set forth herein, or in any exhibit or addendum hereto, this lease shall continue in force for a term of eighteen (18) months, beginning on the 1st day of July, 1996, and ending on the 31st day of December, 1997.

                          (b) In the event the Leased Premises should not be ready for occupancy by said commencement date for any reason, Lessor shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. This Lease Agreement shall be effective only from the time that the Leased Premises are ready for occupancy by Lessee which date shall be the date of commencement of the term of the Lease. Should the term of this lease commence on a date other than that specified in Paragraph (1)a above, of
                 Article II, Lessor and Lessee will, at the request of either, execute a declaration specifying the beginning date of the term of this Lease Agreement. In such event, rental under this Lease shall not commence until said revised commencement date, and the stated term in this Lease shall thereupon commence and the





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                 expiration date shall be extended so as to give effect to the full stated term.


USE
                 2. The Leased Premises are to be used and occupied by Lessee solely for the purpose of general office space.

BASE
RENTAL

                 3. Lessee hereby agrees to pay annual rental (herein called "Base Rental") in the sum of $15,747.00 per year. Lessee shall pay, as additional rent, all other sums of money as shall become due and payable by Lessee to Lessor under this Lease. The Lessor shall have the same remedies of default for the payment of additional rent as are available to Lessor in the case of a default in the payment of Base Rental. Such Base Rental, together with any adjustments of rent provided for herein then in effect, shall be due and payable in twelve
                 (12) equal installments on the first day of each calendar month during the initial term or any extensions or renewals thereof, and Lessee hereby agrees to so pay such rent to Lessor at such address as may be designated by Lessor monthly in advance without demand. If the term of this Lease as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the installment of Base Rental of such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at 10% per annum until paid.

SECURITY
DEPOSIT

                 4. Upon execution of this Lease, Lessee shall deposit with Lessor and Lessor will keep on deposit at all times during the term of this Lease, the sum of One Thousand Three Hundred Twelve & 25/100 Dollars ($1,312.25) (the "Security Deposit"), as security for the payment by Lessee of all rent and other amounts herein agreed to be paid and for the faithful performance of all the terms, conditions, and covenants of this Lease. If, at any time during the term of this Lease, Lessee shall be in default in the performance of any provision of this Lease, Lessor shall have the right to use said deposit, or so much thereof as necessary, in payment of any rent or other amount of default in reimbursement of any expense incurred by Lessor, and in payment of any damages incurred by Lessor by reason of Lessee's default. In such event, Lessee shall, on





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                 written demand of Lessor, pay to Lessor a sufficient amount in cash to restore the deposit. To the extent the deposit has not been utilized, for such purposes, it shall be refunded to Lessee within sixty (60) days after the termination of the Lease or surrender and acceptance of the Premises, whichever occurs last. Lessor shall have the right to commingle the deposit with other funds of Lessor and no interest shall be paid thereon to Lessee (except as required by law). Lessor shall deliver the funds deposited by Lessee to the purchaser of Lessor's interest in the Premises in the event such interest be sold and, thereupon, Lessor shall be discharged from further liability with respect to the deposit. If claims of Lessor exceed the deposit, Lessee shall remain liable for the balance of such claims.

BASE
RENTAL
ADJUSTMENT

                 5. The Base Rental Adjustment shall be calculated in accordance with the following:

                          (a) Lessee's Base Rental includes a component applicable to Basic Costs (hereinafter defined) equal to the 1996 cost per square foot of NRA of the Leased Premises.

                          (b) Prior to the commencement of each calendar year of Lessee's occupancy, Lessor shall provide an estimate of Basic Costs for said calendar year. Lessee shall pay a Base Rental for said calendar year adjusted upward or downwards, as appropriate, by the amount of difference between the prior calendar year's estimated Basic Costs and the coming year's estimated Basic Costs.

                          (c) Within 150 days or as soon thereafter as possible of the conclusion of each calendar year of the lease term, Lessor shall furnish to Lessee a statement of Lessor's Basic Costs for said lease year. A lump sum payment will be made from Lessor to Lessee or from Lessee to Lessor, as appropriate, within 30 days of the delivery of such statement equal to the difference in actual Basic Costs and estimated Basic Costs for which payments have been included in the adjusted Base Rental set forth above for the just completed year. The effect of this reconciliation payment is that Lessee will pay during the lease term its share of Basic Costs increases over the original 1996 cost per square foot and no more.

                          (d) All increases in Basic Costs shall be paid by Lessee in the proportion which Lessee's Net Rentable Area





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                 bears to 100% of the total Net Rentable Area in the Building or to the total Net Rentable Area leased in the Building (if such total leased is greater than 100% of the total Building
                 NRA).

                          Nothing contained in this Paragraph 4 shall be
                 construed at any time so to reduce the monthly installments of Base Rental payable hereunder below the amount set forth in
                 Article II, Paragraph 3, of this lease.

BASIC
COSTS
                 6. "Basic Costs" as said term is used herein shall consist of all operating expenses of the Building, which shall be computed on the accrual basis and shall include all expenditures by Lessor to maintain and operate all facilities of the Building in operation from the beginning of the lease term and such additional facilities in subsequent years as may be determined by Lessor to be necessary. All operating expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses, costs and disbursements (but not replacement of capital investment items nor specific costs especially billed to and paid by specific tenants) of every kind and nature which Lessor shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building, including but not limited to the following:

                          (a) Wages, salaries and all related expenses and benefits, of all employees engaged in operation and maintenance, or security, of the Building and personnel who may provide traffic control relating to ingress and egress to and from the parking facilities which are part of the Building to the surrounding public streets. All taxes, insurance and benefits relating to employees providing these services shall be included.

                          (b) Cost of all supplies and materials and equipment rented or used in operation and maintenance of the Building.

                          (c) Cost of all utilities for the Building, including the cost of water and power, heating, lighting, air conditioning and ventilating for the Building (including charges to the Building for any such services for the Building provided from a central plant which also serves other parts of the Building).

                          (d)     Management costs and the cost of all
                 maintenance and service agreements for the Building and the equipment





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                 therein, including, but not limited to, alarm service, window cleaning, security service, traffic control, janitorial service and elevator maintenance.

                          (e) Cost of all insurance relating to the Building, including, but not limited to, the cost of fire, rental abatement, casualty and liability insurance applicable to the Building and Lessor's personal property used in connection therewith.


                          (f) All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Building or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Building or its operation and an allocation to the Building of the taxes for the service roads which serve the Building. It is agreed that Lessee will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that same exceed standard building allowances.

                          (g) Cost of repairs and general maintenance of the Building (excluding repairs and general maintenance paid by proceeds of insurance or by Lessee or other third parties, and alterations attributable solely to tenants of the Building other than Lessee).

                          (h) Amortization of the cost of installation of capital investment items which are primarily for the purpose of reducing operating costs or which may be required by governmental authority. All such costs shall be amortized over the reasonable life of the capital investment items by including in Basic Costs annually the applicable amortization amount, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building.

                          (i) Lessor's central accounting costs applicable to the Building.

                          (j) Any allocation of expenditures for service or operation of the Building attributable to the Building, determined in accordance with generally accepted accounting principles.

                          (k) Cost of an office in the Building maintained for management of the Building





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                          Notwithstanding any other provision herein to the
                 contrary, it is agreed that in the event the Building is not fully occupied during any year of the lease term, an adjustment shall be made in computing the Basic Costs for such year so that the Basic Costs shall be computed for such year as though the Building had been fully occupied during such year.

                          Lessee at its expense shall have the right at any
                 reasonable time within twelve months after the end of a year in which additional rent is due, to retain an independent certified public accountant to audit Lessor's books and records relating to this Lease for any year or years for which additional rental payments become due; or at Lessor's sole discretion, Lessor will provide such audit prepared by a certified public accountant.

                                  ARTICLE III.

                 Lessor covenants and agrees with Lessee:

SERVICES
TO BE
FURNISHED
BY LESSOR
                 1. To use its best efforts to cause public utilities to furnish the electricity, gas and water utilized in operating any and all facilities serving the leased premises.

                 2. To provide (as part of the Basic Costs of the Building) access to the Building during weekends and after normal working hours during the week via access cards and proximity access card readers. Lessor shall not be liable to Lessee for losses due to theft or burglary, or for damages done by unauthorized persons on the premises. Normal building hours are 7:00 a.m.-6:00 p.m. Monday-Friday, and 8:00 a.m.- 12:00 p.m. Saturdays.

                 3. To furnish (as part of the Basic Costs of the Project) Lessee while occupying the premises:

                          (a) Hot and cold water at those points of supply provided for general use of other tenants in the Building; central heat and air considered by Lessor to be standard, but such service at times during weekdays other than normal business hours for the Building, on Saturday afternoons, Sundays and holidays to be furnished only upon request of Lessee, who shall bear the entire cost thereof; routine maintenance and electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Lessor to be standard.





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                          (b)     Janitor service on a five (5) day week basis
                 at no extra charge; provided, however, if Lessee's floor coverings or other improvements are other than building standard, Lessee will pay the additional cleaning cost attributable thereto as additional rent. Lessee will pay said additional rent upon presentation of a statement therefor by Lessor, and Lessee's failure to pay shall constitute default hereunder.

                          (c) Electrical facilities to furnish sufficient power for typewriters, voice writers, calculating machines, personal computers, copiers and other machines of similar low electrical consumption (total consumption not to exceed one watt per square foot of Net Rentable Area per month); but not including electricity required for duplicating and electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (singly) consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase and provided that if the installation of said electrical equipment requires additional air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation including any submetering devices necessary and operating costs will be the obligation of Lessee.

                          (d) All building standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and rest room areas and stairwells.

                          Failure by Lessor to any extent to furnish these
                 defined services, or any cessation thereof, resulting from causes beyond the reasonable control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery serving the Building break down, or for any cause cease to function properly, Lessee shall have no claim for rebate of rent or damages on account of an interruption of service occasioned thereby or resulting therefrom.

KEYS
and
LOCKS

                 4. To furnish Lessee two (2) keys for each corridor door entering the Leased Premises. Additional keys will be furnished at a charge by Lessor on an order signed by





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                 Lessee's authorized representative.  All such keys shall
                 remain the property of Lessor. No additional locks shall be allowed on any door of the Leased Premises without Lessor's permission, and Lessee shall not make, or permit to be made any duplicate keys, except those furnished by Lessor. Upon termination of this Lease, Lessee shall surrender to Lessor all keys of the Leased Premises, and give to Lessor the explanation of the combination of all locks for safe, safe cabinets and vault doors, if any, in the Leased Premises.

WINDOW
COVERINGS

                 5. To provide horizontal mini-blind window coverings. Lessee agrees that any window coverings in addition to those provided are at Lessee's cost and are subject to Lessor's written approval.


IMPROVEMENTS
to be MADE
by LESSOR

                 6. To provide and install all letters or numerals on doors into the Leased Premises. All such letters and numerals shall be in Building standard graphics, and no others shall be used or permitted on the Leased Premises. Lessor also agrees to provide and install, a listing on the Building directory board.

                 7. Lessor is to Lease the Leased Premises to the Lessee on an "as is" basis.

PEACEFUL
ENJOYMENT

                 8. That Lessee shall, and may peacefully have, hold and enjoy the Leased Premises, subject to the other terms hereof, provided that Lessee pays the rental and other sums herein recited to be paid by Lessee and performs all of Lessee's covenants and agreements herein contained. It is understood and agreed that this covenant and any and all other covenants of Lessor contained in this Lease shall be binding upon Lessor and its successors only with respect to breaches occurring during its and their respective ownership of the Lessor's interest hereunder.





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LIMITATION
of LESSOR'S
PERSONAL
LIABILITY

                 9. Lessee specifically agrees to look solely to Lessor's interest in the Building for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment. The provisions contained in the foregoing sentence are not intended to, and shall not limit any right that Lessee might otherwise have to obtain injunctive relief against Lessor or Lessor's successors in interest, or any other action not involving the personal liability of Lessor to respond in monetary damages from assets other than Lessor's interest in the Building or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Lessor.

PARKING

                 10. Lessee shall at all times during the term of this lease have parking rights for at least 3 vehicles in the Parking Garage located adjacent to the Building. No specific spaces in the parking Garage are to be assigned to Lessee but Lessor will issue Lessee the aforesaid number of parking stickers each of which will authorize parking in the Parking Garage of a vehicle on which the sticker is displayed, or Lessor will provide a reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Parking Garage. Lessor may designate the area within which each such vehicle may be parked, and Lessor may change such designations from time to time. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the Parking Garage, and Lessee will abide by such rules and regulations. Lessor also reserves the right to increase the size of the Parking Garage.

                                  As the Basic Parking Charge, Lessee covenants
                 and agrees to pay Lessor during the term of this Lease, as additional rental hereunder, the sum of $ -0- per month for each of the parking stickers to be issued by Lessor as herein provided, such sum to be payable monthly in advance on the first day of each and every calendar month during the lease term, and calendar month in the event the lease term commences on a date other than the first day of a calendar month.





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                                  ARTICLE IV.

                 Lessee covenants and agrees with Lessor:

PAYMENTS
by LESSEE

                 1. To pay all rent and sums provided to be paid to Lessor in the times and in the manner herein provided.

REPAIRS
by LESSOR

                 2. Unless otherwise stipulated herein, Lessor shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be required for normal maintenance operations. The obligation of Lessor to maintain and repair the Leased Premises shall be limited to building standard items. Special leasehold improvements will, at Lessee's written request, be maintained by Lessor at Lessee's cost, plus an additional charge to cover overhead.

REPAIRS
by LESSEE

                 3. At its own cost and expense, to repair or replace any damage or injury done to the Building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors; provided however, if Lessee fails to make such repairs or replacements promptly, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to the Lessor on demand, subject to Article V, paragraph 15.

CARE of
the LEASED
PREMISES

                 4. Not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease, by lapse of time or otherwise, to deliver up said Leased Premises to Lessor in as good condition as at date of possession by Lessee, ordinary wear and tear excepted, and upon such termination of this Lease, Lessor shall have the right to re-enter and resume possession of the Leased premises.





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ASSIGNMENT of
SUBLEASE

                 5. In the event Lessee should desire to assign this Agreement or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire at least sixty (60) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of thirty (30) days following receipt of such notice within which to notify Lessee in writing that Lessor elects either (1) to terminate this Agreement as to the space so affected as of the date so specified by Lessee in which event Lessee will be relieved of all further obligation hereunder as to such space, or (2) permit Lessee to assign or sublet such space, subject, however, to subsequent written approval of the proposed assignee or sublessee by Lessor; if however, the rental rate agreed upon between Lessee and Sublessee is greater than the rental rate that Lessee must pay Lessor, then such excess rental shall be deemed additional rent owed by Lessee to Lessor and shall be paid by Lessee to Lessor in the same manner that Lessee pays the base rent as outlined in Section II, paragraph 3, or (3) to refuse to consent (with cause only) to Lessee's assignment or subleasing such space and to continue this Lease in full force and effect as to the entire Leased Premises. If Lessor should fail to notify Lessee in writing of such election within said thirty
                 (30) day period, Lessor shall be deemed to have elected option
                 (2) above. If Lessor elects to exercise option (2) above, Lessee agrees to provide at its expense, direct access from such sublet space to a public corridor of the Building. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. Any attempted assignment or sublease by Lessee in violation of the terms and covenants of this paragraph shall be void.

ALTERATIONS,
ADDITIONS,
IMPROVEMENTS

                 6. Not to permit the Leased Premises to be used for any purpose other than that stated in the use clause hereof, or make or allow to be made any alterations or physical additions in or to the Leased Premises, without first obtaining the written consent of Lessor. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination of this Lease by lapse of time or otherwise; provided, however, this clause shall not apply to movable equipment or furniture owned by Lessee. Lessee





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                 agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises.

LEGAL USE
and VIOLATIONS
of INSURANCE
COVERAGE

                 7. Not to occupy or use any portion of the Leased Premises to be occupied or used for any business or purpose which is unlawful, disreputable or deemed to be extra-hazardous on account of fire, or permit anything to be done which would in any way increase the rate of fire insurance coverage on said Building and/or its contents.

LAWS and
REGULATIONS;
RULES of
BUILDING

                 8. To comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof) relating to the use, condition or occupancy of the Leased Premises. Lessee will comply with the rules of the Building adopted by Lessor from time to time for the safety, care and cleanliness of the Leased Premises and for preservation of good order therein, all of which will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

ENTRY for
REPAIRS and
INSPECTION

                 9. To permit Lessor or its agents or representatives to enter into and upon any part of the Leased Premises at all reasonable hours to inspect same, clean or make repairs, alterations or additions thereto, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

NUISANCE

                 10. To conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other Lessee or Lessor in his operation of the Building.





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SUBORDINATION
to MORTGAGE

                 11. This Lease is subject and subordinate to any first lien mortgage or deed of trust which may now or hereafter encumber the Building of which the Leased Premises form a part and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee. In confirmation of such subordination, however, Lessee shall at Lessor's request execute promptly any appropriate certificate or instrument that Lessor may request. Lessee hereby constitutes and appoints Lessor the Lessee's attorney-in-fact to execute any such certificate or instrument for and on behalf of Lessee.
                 In the event of the enforcement by the trustee or the beneficiary under any such mortgage or deed of trust, Lessee will, upon request of any person or party succeeding to the interest of Lessor as a result of such enforcement, automatically become the Lessee of such successor in interest without change in the terms or other provisions of such lease; provided, however, that such successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one month in advance except pre-payments in the nature of security for the performance by Lessee of its obligations under this Lease, or (ii) any amendment or modification of this Lease made without the written consent of such trustee or such beneficiary or such successor in interest. Upon request by such successor in interest, Lessee shall execute and deliver an instrument or instruments confirming the attornment herein provided for.

ESTOPPEL
CERTIFICATE
or THIRD
PARTY
AGREEMENT
                 12. At Lessor's request Lessee will execute either an Estoppel Certificate addressed to Lessor's mortgagee or a three-party agreement among Lessor, Lessee and said mortgagee certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee may reasonably require in connection with Lessor's financing.

NAME
CHANGES

                 13. That Lessor shall have the right to change the name of the Building or the design of construction thereof whenever Lessor, in its sole discretion deems it appropriate without any liability to Lessee and without any consent of Lessee being necessary.

                                   ARTICLE V.

                 Lessor and Lessee mutually covenant and agree as follows:

CONDEMNATION
and LOSS
or DAMAGE

                 1. If the Leased Premises shall be taken or condemned for the public purpose to such an extent as to render the Leased Premises untenantable this Lease shall, at the option of either party, forthwith cease and terminate. All proceeds from any taking or condemnation of the Leased Premises shall belong to and be paid to Lessor.

DAMAGES FROM
CERTAIN
CAUSES

                 2. Lessor shall not be liable or responsible to Lessee for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or for any damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make any such repairs.

LESSOR'S RIGHT
to RELET

                 3. In the event of default by Lessee in any of the terms or covenants of this Lease or in the event the Leased Premises are abandoned by Lessee, Lessor shall have the right, but not the obligation, to relet same for the remainder of the term provided for herein; and if the rent received through such reletting does not at least equal the rent provided for herein, Lessee shall pay and satisfy any deficiency between the amount of the rent so provided for, and that received through reletting and in addition thereto, shall pay all reasonable expenses incurred in connection with any such reletting, including but not limited to the cost of renovating, altering and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right in the event of abandonment of said premises or other breach of this agreement by Lessee, to treat the same as an entire breach and at Lessor's option to immediately sue for the entire breach of this agreement and any and all damages which Lessor suffers thereby.

HOLDING
OVER

                 4. In the event of holding over by Lessee after expiration or termination of the Lease without the written consent of Lessor, Lessee shall pay as liquidated damages double rent for the entire holdover period. No holding over by Lessee after the term of this Lease shall operate to extend the Lease; in the event of any unauthorized holding over, Lessee shall indemnify Lessor against all claims for damages by any other Lessee to whom Lessor may have leased all or any part of the premises covered hereby effective upon the termination of this Lease. Any holding over with the consent of Lessor in writing shall thereafter constitute this Lease a lease from month to month.

FIRE
CLAUSE

                 5. In the event of a fire in the Leased Premises, Lessee shall immediately give notice thereof to Lessor. If the Leased Premises, though no fault or neglect of Lessee, its agents, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable, the rental herein shall abate thereafter until such time as the Leased Premises are made tenantable as determined by Lessor. In the event of the total destruction of the Leased Premises without fault or neglect of Lessee, its agent, employees, invitees or visitors, or if from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rent owed up to the time of such destruction or termination shall be paid by Lessee and henceforth this Lease shall cease and come to an end.

ATTORNEY'S
FEES
                 6. In the event Lessee makes default in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor's attorney's fees.

ALTERATION

                 7. This agreement may not be altered, changed or amended, except by an instrument in writing, signed by both parties hereto.

ASSIGNMENT
by LESSOR

                 8. Lessor shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and property referred to herein, and in such event and upon its transferee's assuming Lessor's obligations hereunder (any such transferee to have the benefit of, and be subject to, the provisions of Paragraph 8 and 9 of
                 Article III hereof) no further liability or obligation shall thereafter accrue against Lessor hereunder.

DEFAULT
by LESSEE

                 9. If default shall be made in the payment of any sum to be paid by Lessee under this Lease, and default shall continue for ten (10) days, or default shall be made in the performance of any of the other covenants or conditions which Lessee is required to observe and to perform, and such default shall continue for twenty (20) days, or if the interest of Lessee under this Lease shall be levied on under execution or other legal process, or if any petition shall be filed by or against Lessee to declare Lessee bankrupt or to delay, reduce or modify Lessee's debts or obligations, or if any petition shall be filed or other action taken to reorganize or modify Lessee's capital structure if Lessee be a corporation or other entity, or if Lessee be declared insolvent according to law, or if any assignment of Lessee's property shall be made for the benefit of creditors, or if a receiver or trustee is appointed for Lessee or its property, or if Lessee shall abandon the Leased Premises during the term of this Lease or any renewals or extensions thereof, then Lessor may treat the occurrence of any one or more of the foregoing events as a breach of this Lease (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing) and thereupon, at Lessor's option, may have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity.

                          (a) Lessor may terminate this Lease and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises, (ii) the unpaid rent earned at the time of termination, plus interest thereon at the maximum lawful rate per annum from the due date, (iii) the balance of the rent for the remainder of the term less the fair market value of the Leased Premises for said period, and
                 (iv) any other sum of money and damages owed by Lessee to Lessor.

                          (b) Lessor may terminate Lessee's right of possession (but not the Lease) and may repossess the Leased Premises by forcible entry or detainer suit or otherwise, without demand or notice of any kind to Lessee and without terminating this Lease, in which event Lessor may, but shall be under no obligation to do so, relet the same for the account of Lessee for such rent and upon such terms as shall be satisfactory to Lessor. For the purpose of such reletting Lessor is authorized to decorate or to make any repairs, changes, alterations or additions in or to Leased Premises that may be necessary or convenient, and (i) if Lessor shall fail or refuse to relet the Leased Premises, or (ii) if the same are relet and a sufficient sum shall not be realized from such reletting after paying the unpaid basic and additional rent due hereunder earned but unpaid at the time of reletting plus ten percent per annum thereon, the cost of recovering possession, and all of the costs and expenses of such decorations, repairs, alterations and additions and the expense of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this lease to be paid, then Lessee shall pay to Lessor as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, or if the Leased Premises have been relet, the Lessee shall satisfy and pay any such deficiency upon demand therefor from time to time and Lessee agrees that Lessor may file suit to recover any sums falling due under the terms of this Article V, Paragraph 9(b) from time to time; and that no delivery to or recovery of any portion due Lessor hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Lessor, nor shall such reletting be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention be given by Lessor to Lessee. Notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease, for such previous breach.

NON-WAVIER
                 10. Failure of Lessor to declare any default immediately upon occurrence thereof, or delay in taking action in connection therewith, shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.
CASUALTY
INSURANCE

                 11. Lessor shall maintain fire and extended coverage insurance on the portion of the Building constructed by Lessor, including additions and improvements by Lessee which are required to be made by Lessee by this Lease and which have become or are to become the property of Lessor upon vacation of the Leased Premises by Lessee. Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts and with deductibles desired by Lessor and at the expense of Lessor and payments for losses thereunder shall be made solely to Lessor. Lessee shall maintain at its expense fire and extended coverage insurance on all of its personal property, including removable trade fixtures located in the Leased Premises and on all additions and improvements made by Lessee and not required to be insured by Lessor above. If the annual premiums to be paid by Lessor shall exceed the standard rates because Lessee's operations, contents of the Leased Premises, or improvements with respect to the Leased Premises beyond building standard, result in extra-hazardous exposure, Lessee shall promptly pay the excess amount of the premium upon request by Lessor. Lessee agrees that it shall keep its furniture, fixtures, merchandise, equipment and all items Lessee is obligated to maintain and repair under this Lease but not items or Building nonstandard items required to be insured by Lessor insured against loss or damage by fire or other casualty covered by an "all risk", multi-peril, or "special form" policy, including fire and extended coverage, to the extent of full replacement cost of such items. It is understood and agreed that Lessee assumes all risk of damage to its own property arising from any cause whatsoever, including without limitation, loss by theft or otherwise.

LIABILITY
INSURANCE

                 12. Lessor and Lessee, each at their respective expense, shall maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid in advance issued by and binding upon some solvent insurance company, such insurance to afford minimum protection of not less than One Million Dollars ($1,000,000.00) in respect to any one occurrence, and of not less than Five Hundred Thousand Dollars ($500,000.00) for property damage in any one occurrence. The policy or policies of insurance to be maintained by Lessee shall name the Lessor as an additional insured and shall contain an endorsement that such policies cannot be amended or modified as to Lessor without fifteen (15) days prior written notice. Lessee shall deliver duplicate original policies or certificates of insurance in form satisfactory to Lessor not less than twenty (20) days prior to the expiration of old policies.

HOLD
HARMLESS

                 13. Lessee shall not be liable to Lessor, or to Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of Lessor, its servants or employees, and Lessor agrees to hold Lessee harmless from all claims for such damage. Lessor shall not be liable to Lessee, or to Lessee's agents, servants, employees, customers or invitees for any damage to person or property caused by an act, omission or neglect of Lessee, its agents, servants or employees, and Lessee agrees to indemnify and hold Lessor harmless from all liability and claims for any such damage.

WAIVER of
SUBROGATION
RIGHTS

                 14. Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the premises hereby demised, or any part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies referred to in Article V, Paragraph 2 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party. This waiver of subrogation provision shall be effective to the full extent, but only to the extent, that the same does not impair the effectiveness of insurance policies of Lessor and Lessee.

SUBSTITUTION

                 15. At any time after the execution of this Lease Agreement, Lessor may substitute for the Leased Premises other premises in the Building (the "New Premises") in which event the New Premises shall be deemed to be the Leased Premises for all purposes hereunder provided:

                          (a) The New Premises shall be similar in area and in appropriateness for Lessee's purposes; and

                          (b) Any such substitution is effected for the purpose of accommodating a Lessee that will occupy all or a substantial portion for the floor on which the Leased Premises are located; and

                          (c) If Lessee is occupying the Leased Premises or has borne costs for work which will have to be redone as a result of the relocation at the time for any substitution, Lessor shall pay the expense of moving Tenant, its property and equipment from the Leased Premises and of completing the New Premises with improvements at least equal to those located in the Leased Premises.

                          (d) Lessor must give Lessee thirty (30) days prior written notice of its intent to substitute the Leased Premises.

NOTICE

                 16. All notices, demands, consents and approvals which may be or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified in this Lease Agreement, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days notice to the notifying party. Lessee hereby appoints as an agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Leased Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Leased Premises.

NO JOINT
VENTURE

                 17. This Lease shall not be deemed or construed to create or establish any relationship (other than that of Landlord and Tenant) or partnership or joint venture or similar relationship or agreement between Lessor and Lessee hereunder.

                          This Lease shall be binding upon and inure to the
                 benefit of the successors and assigns of the Lessor, and shall be binding upon and inure to the benefit of Lessee, its successors, and, to the extent assignment may be approved by Lessor hereunder, Lessee's assigns. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

                          All rights and remedies of Lessor under this Lease
                 shall be cumulative and none shall exclude any other rights or remedies allowed by law; and this lease is declared to be a Texas contract, and all of the terms thereof shall be construed according to the laws of the State of Texas.

                          IN TESTIMONY WHEREOF, the parties hereto have
                 executed this Lease as of the date aforesaid.



                                            LESSOR

                                            Spectrum Building of Texas, L.L.P


                                            By:  /s/ Richard H. LePere
                                                 ---------------------------
                                            Richard H. LePere
                                            Its: Legal Agent


                                            LESSEE

                                            National Bancshares Corporation

                                            By:  /s/ Anne Renfroe
                                                 -------------------------
                                            Its: Chief Financial Officer